UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2007

Voyager Learning Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

Delaware	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 Eisenhower Parkway
P.O. Box 1346
Ann Arbor, MI 48106
(Address of principal executive offices, including zip code)

734.761.4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

On December 3, 2007, Voyager Learning Company ("the Company") approved the engagement of McGladrey & Pullen, LLP as the Company's new independent accountant for the Company's significant subsidiary, ProQuest Information and Learning Company. KPMG LLP will remain as the Company's principal accountant and is expected to rely on McGladrey & Pullen's report on the financial statements of ProQuest Information and Learning Company as of and for the year ended December 30, 2006. The Company did not consult with McGladrey & Pullen, LLP during the fiscal years ended December 31, 2005 and January 1, 2005 or from the period of January 1, 2006 through December 3, 2007 regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by McGladrey & Pullen, LLP on the financial statements of ProQuest Information and Learning Company; or (iii) any other matter that was the subject of a disagreement between the Company and KPMG LLP or a reportable event noted in the connection with the performance of services per Item 304(a)(2)(ii) of Regulation S-K.

The Company has provided KPMG LLP with a copy of this report prior to its filing with the Commission and has requested KPMG LLP to furnish the Company with a letter addressed to the Commission stating whether KPMG LLP agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of KPMG's letter dated December 6, 2007.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

16.1   Letter from KPMG LLP to the Securities and Exchange Commission, dated December 6, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voyager Learning Company

Date: December 06, 2007	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated December 6, 2007